FIRST AMENDMENT TO
NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) dated as of ______________ ___, 2013, is entered into between Yappn Corp. (the “Company”) and ____________________ (the “Lender”).   Defined terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain note purchase agreement dated as of February 28, 2013 between the Company and the Lender (the “Agreement”).

RECITALS

A.
The Company and the Lender are parties to the Agreement, pursuant to which the Company sold to the Lender, and Lender purchased from the Company, upon the terms and subject to the conditions set forth in the Agreement, a promissory note, which accrues interest at the rate of 6% per annum (the “Note”).

B.
The Agreement and Note provide that upon the consummation of a Reverse Merger Transaction, the face value of the Note, plus all accrued and unpaid interest thereon automatically, by the terms of the Note, shall be exchanged into the Reverse Merger Financing on a dollar for dollar basis in the applicable dollar amount at the per share offering price of the securities in such Reverse Merger Financing on the same terms and conditions as all other investors in such Reverse Merger Financing.  Upon such exchange, the Note will be immediately cancelled upon delivery of the securities.

Such parties desire to amend the Agreement as hereafter set forth.

C. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees that the Agreement is hereby amended as set forth in this Section 1.

The definition of “Reverse Merger Transaction” is hereby amended and restated in its entirety to read as follows:

“Reverse Merger Transaction” means a privately held operating company, directly or indirectly (a) merges or consolidates with, or in one or a series of related transaction sells all or substantially all of its assets to the Company or a wholly owned subsidiary of the Company, that is required to be accounted for by the Company as a “reverse acquisition” under GAAP; or (b) is sold or otherwise acquired by the Company in a transaction or business combination other than a merger or consolidation; and (c) at or about the time of any such transaction described in clauses (a) or (b), the Company sells securities in a capital raising transaction through the sale of common stock, warrants or other securities of the Company (the “Reverse Merger Financing”).  A Reverse Merger Transaction shall also include the proposed purchase by a wholly owned subsidiary of the Company of certain assets from Intertainment Media, Inc. pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement by and among the Company, Yappn Acquisition Sub., Inc. and IMI annexed as Exhibit B hereto.

2. Effect of Amendment. All provisions of the Agreement, as amended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Agreement, the Note, the Reverse Merger Transaction and Reverse Merger Financing shall be deemed to be references to the Agreement as amended by this Amendment.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4. Governing Law, Jurisdiction.  THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.  THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, WITH RESPECT TO ANY CLAIM OR CONTROVERSY RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AMENDMENT.

5. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY Yappn Corp. By: Name: Steven Wayne Parsons Tite: Chief Executive Officer	THE LENDER By: Name: Tite: